Exhibit 5.1

Jenkens & Gilchrist A PROFESSIONAL CORPORATION	AUSTIN, TEXAS (512) 499-3800
CHICAGO, ILLINOIS (312) 425-3900
1445 ROSS AVENUE SUITE 3200 DALLAS, TEXAS 75202	HOUSTON, TEXAS (713) 951-3300
LOS ANGELES, CALIFORNIA (310) 820-8800
(214) 855-4500 FACSIMILE (214) 855-4300	PASADENA, CALIFORNIA (626) 578-7400
SAN ANTONIO, TEXAS (210) 246-5000
www.jenkens.com	WASHINGTON, D.C. (202) 326-1500

September 30, 2005

State National Bancshares, Inc.
4500 Mercantile Plaza, Suite 300
Forth Worth, TX 76137

  Re:
  State National Bancshares, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for State National Bancshares, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 462(b) under the Securities Act, which relates to the Registration Statement on Form S-1 (File No. 333-126793), initially filed by the Company on July 21, 2005 (as amended and declared effective by the Securities and Exchange Commission on September 29, 2005, the "Registration Statement"). The Rule 462(b) Registration Statement covers the registration of up to 353,846 shares (including shares that may be sold pursuant to the exercise of the underwriters' over-allotment option) of common stock, par value $1.00 per share, of the Company (the "Shares").

        In connection with the opinion expressed herein, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the Registration Statement, (iii) the Registration Statement and all exhibits thereto, (iv) the Rule 462(b) Registration Statement and all exhibits thereto, (v) the form of underwriting agreement relating to the Shares in the form filed as an exhibit to the Registration Statement and approved by the Board of Directors of the Company (the "Underwriting Agreement") and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. We are attorneys admitted to practice in the State of Texas and are opining herein solely as to the laws of the State of Texas.

        Based upon such review and reliance, we are of the opinion that, when such Shares have been delivered in accordance with the definitive Underwriting Agreement and upon payment of the consideration therefor provided for therein (not less than the par value of the Shares), such Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act, or the rules and the regulations of the Securities and Exchange Commission issued thereunder. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,
/s/ JENKENS & GILCHRIST
JENKENS & GILCHRIST, A Professional Corporation